REPORT OF CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and
Board of Directors of
Fundamental Funds, Inc.

In planning and performing our audit of the financial  statements of Fundamental
 Funds, Inc., a series fund consisting of the New
York Muni Fund for the year ended December 31, 1998, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Fundamental  Funds,  Inc. is responsible  for  establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally,  controls  that are  relevant  to an audit  pertain  to the  entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because  of  inherent  limitations  in  internal  control,  error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material
weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation  of one or more of the  internal  control
 components   does  not  reduce  to  a  relatively   low  level  the  risk  that
misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited  may occur and not be  detected  within a timely  period by  employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1998.

This report is intended solely for the information and use of management, the Board of Directors of Fundamental Funds, Inc., and the Securities and Exchange Commission.



                 McGladrey & Pullen, LLP

New York, New York
February 26, 1999